UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – November 7, 2013

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of William F. Austen as Chief Operating Officer and Executive Vice President

On November 7, 2013, the Bemis Company, Inc. Board of Directors elected William F. Austen to the position of Chief Operating Officer and Executive Vice President serving as Bemis’ principal operating officer effective November 7, 2013, a position he will have for the next year or until his successor is appointed.  Mr. Austen, age 55, previously served as Group President since 2012 and from 2004 to 2012 was Vice President — Operations.

In connection with Mr. Austen’s appointment, his annual base salary will increase to $650,000 effective January 1, 2014.  In addition, his annual incentive target will increase to $520,000, and his long-term incentive target will increase to $1,462,500.  He will also continue to receive our standard executive officer benefits and operate under our standard Management Agreement, all of which are explained in more detail in our proxy statement for the 2013 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Henry J. Theisen	By	/s/ Jerry S. Krempa
	Henry J. Theisen, President and Chief Executive Officer		Jerry S. Krempa, Vice President and Controller

Date	November 13, 2013	Date	November 13, 2013